EXHIBIT 99.2

Aggregate, Negotiate + Share!  Stock Ticker: GPOX

For Immediate Release:

GPOPlus+ Publishes Updated Investor

Memorandum Detailing Three Year

Operating History and Path to Scale

The Company provides a comprehensive public update on its DSD distribution model, PRISM+ AI technology platform, operating milestones, capital strategy, and risk factors

Las Vegas, Nevada (May 1, 2026) GPO Plus, Inc. (OTCQB: GPOX), an AI-powered distributor modernizing the Direct Store Delivery (DSD) model serving gas stations, convenience stores, and specialty retailers, today announced the publication of an updated Investor Memorandum (the “Memorandum”). The Memorandum is being furnished as Exhibit 99.1 to a Current Report on Form 8-K under Item 7.01 (Regulation FD Disclosure) and is available on the Company's investor relations page at gpoplus.com/investor-memo/ and through the SEC's EDGAR system at www.sec.gov.

The memorandum provides shareholders, prospective investors, and interested parties with a comprehensive overview of the Company’s operating model, three-year business rebuild, Direct Store Delivery platform, PRISM+ technology, growth strategy, capital plan, and key risk factors.

The updated memorandum also includes a letter from Chairman and Chief Executive Officer Brett H. Pojunis, outlining management’s view of the Company’s progress since the December 2022 acquisition of Betterment Retail Solutions and the opportunity ahead.

“As we start our new fiscal year today and look to the future, we prepared this memorandum to give shareholders and interested parties a clear, transparent view of what we have built, what we have learned, and where we believe GPO Plus can go from here,” said Brett H. Pojunis, Chairman and CEO of GPO Plus. “Over the past three years, we have worked to transform an acquired store footprint into a scalable distribution platform supported by technology, operational discipline, vendor relationships, and weekly store-level execution. We believe the model has been operationally validated, while recognizing that additional capital and disciplined execution remain essential to the Company’s growth plan.”

The Investor Memorandum is intended for informational purposes only. It is not an offering document and does not constitute an offer to sell or a solicitation of an offer to buy any securities of GPOX. Investors are encouraged to review the memorandum together with the Company’s SEC filings, OTC Markets materials, financial statements, risk disclosures, and other public information.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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The Investor Memorandum will be available through the Company’s investor relations website at https://gpoplus.com/investor-memo and through the Company’s public filings.

For more information, visit www.gpoplus.com.

Connect with us on social media to view live video updates, content, and general information about GPOX: https://gpoplus.com/social.

About GPOPlus+ (GPOX)

GPOX is an AI-powered distributor modernizing the future of distribution to gas stations and convenience stores with its innovative AI-driven Direct Store Delivery (DSD) model. The Company’s ambitious long-term objective is: “to build the largest nationwide DSD distribution company servicing gas stations, convenience stores, and beyond.” Our technology-driven AI network, featuring strategically placed Regional Hubs and Mini Hubs, is designed to optimize efficiency and maximize reach. Central to our operations is our in-house AI technology platform, PRISM+. Designed to streamline the distribution process, PRISM+ supports efficient delivery, inventory management, data analytics, and overall operational excellence, enabling us to reliably and effectively meet the dynamic needs of our partners. Our mission is to consolidate the fragmented market segment managed by numerous regional vendors. Our dedication to excellence is evident in our product selection process, where we align offerings with consumer demand and partner with top-tier vendors and brands, ensuring our portfolio remains diverse and highly profitable.

For more information, please visit www.GPOPlus.com.

Information about Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include statements regarding the Company’s business strategy, operating model, growth plans, store count objectives, revenue objectives, gross margin expectations, capital strategy, potential financings, use of proceeds, PRISM+ technology platform, GPOX Labs initiatives, acquisition strategy, and expected operating milestones.

Forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs as of the date of this press release. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors that could cause actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements.

GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com

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Important factors that could cause actual results to differ materially include, among others, the Company’s going concern qualification, recurring operating losses, working capital deficit, need for substantial additional capital, absence of committed financing, customer concentration, execution risk in scaling store count and revenue per store, risks relating to the Company’s Direct Store Delivery model, regulatory risks affecting specialty product categories, competitive conditions, driver and warehouse labor availability, technology development risks, acquisition integration risks, OTCQB trading risks, penny stock status, limited liquidity, and other risks described in the Company’s filings with the Securities and Exchange Commission and in the Investor Memorandum.

Words such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “intends,” “targets,” “potential,” “objective,” “goal,” “strategy,” “opportunity,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Because the Company is an issuer of penny stock, the statutory safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 is not available to the Company. Investors should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contacts:

GPOX Shareholder Success Team:

Brett H. Pojunis, CEO

Email: ir@gpoplus.com

Shareholder’s Line: 855.935.GPOX (4769)

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GPO Plus, Inc. 3571 E. Sunset Road, Suite 300 | Las Vegas, NV 89120 www.GPOPlus.com | 702.840.1020 | info@gpoplus.com